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                                  EXHIBIT 99A
                                                 NEWS RELEASE
                                                 ------------------------------
          FOR IMMEDIATE RELEASE                  CONTACT:
          December 21, 1999                      Barbara B. Forbes
                                                 Director of Investor Relations
                                                 713-374-4870

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                         NUEVO ENERGY COMPANY ANNOUNCES
                        EXPIRATION OF ITS $257,310,000
                                EXCHANGE OFFER


                    HOUSTON, December 21 Nuevo Energy Company (NYSE: NEV) announced today the expiration of its offer to exchange its 9 1/2% Senior Subordinated Notes due 2008, Series B, that have been registered under the Securities Act of 1933 for any and all outstanding 9 1/2% Senior Subordinated Notes due 2008, Series A. The exchange offer expired at 5:00 p.m., New York City time, on December 20, 1999.

                    Nuevo Energy Company is a Houston, Texas-based company primarily engaged in the exploration for, and the acquisition, exploitation, development and production of crude oil and natural gas. Nuevo's principal domestic properties are located onshore and offshore California. Nuevo is the largest independent producer of oil and gas in California. The Company's international properties are located offshore the Republics of Congo and Ghana in West Africa and onshore the Republic of Tunisia in North Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.